EXHIBIT 10.2

AMENDMENT NO. 1

THIS AMENDMENT NO. 1, dated as of June 29, 2012 (this “Amendment No. 1”), is entered into by and among LIVE NATION ENTERTAINMENT, INC., a Delaware corporation (the “Parent Borrower”), the relevant Credit Parties identified herein, the lenders party hereto (collectively, the “Lenders”; and each individually, a “Lender”), and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrowers and the Guarantors (each as identified therein), the Administrative Agent, and certain other agents and lenders named therein entered into that certain Credit Agreement, dated as of May 6, 2010 (as amended, supplemented or otherwise modified from time to time pursuant to the terms thereof, the “Credit Agreement”) pursuant to which the Lenders made certain loans and certain other extensions of credit to the Borrowers; and

WHEREAS, the parties hereto intend to amend the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1 Certain Definitions. The following terms (whether or not underscored) when used in this Amendment No. 1 shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

(a) “Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.

(b) “Amendment Date” shall mean the first date on which all conditions set forth in Section 3 of this Amendment No. 1 are satisfied, which date was June 29, 2012.

1.2 Other Definitions. Unless otherwise defined or the context otherwise requires, capitalized terms for which meanings are not provided herein shall have the meanings ascribed such terms in the Credit Agreement.

SECTION 2

AMENDMENTS

2.1 Amendment to Credit Agreement. Subject to the satisfaction of the closing conditions set forth in Section 3 below, from and after the Amendment Date, the Credit Agreement is amended as follows:

(i) The definitions “Amendment No. 1” and “Amendment No. 1 Effective Date” shall be added in appropriate alphabetical order to read as follows:

“‘Amendment No. 1’ means Amendment No. 1 to this Credit Agreement, dated as of June 29, 2012, among the Borrower, the other Credit Parties identified therein, the Lenders party thereto and the Administrative Agent.

‘Amendment No. 1 Effective Date’ means June 29, 2012.”;

(ii) The definition of the term “Applicable Percentage” in Section 1.01 of the Credit Agreement is hereby replaced in its entirety with the following:

“Applicable Percentage” means (i) with respect to Revolving Loans, Swingline Loans, B/A Drawings, Letter of Credit Fees and Term A Loans, the percentages per annum in the first table below and (ii) with respect to Term B Loans, the following percentages per annum in the second table below:

APPLICABLE PERCENTAGES FOR REVOLVING LOANS, SWINGLINE LOANS,
B/A DRAWINGS, LETTER OF CREDIT FEES AND TERM A LOANS

		Eurodollar Rate Loans,
		B/A Drawings
	Consolidated Total	and
Pricing Level	Leverage Ratio	Letter of Credit Fees	Base Rate Loans
I	< 1.50:1.00	2.00%	1.00%

II	= 1.50 but < 2.00:1.00	2.25%	1.25%

III	= 2.00 but < 2.50:1.00	2.50%	1.50%

IV	= 2.50 but < 3.00:1.00	2.75%	1.75%

V	= 3.00:1.00 but < 4.00:1.00	3.00%	2.00%

VI	= 4.00:1.00	3.25%	2.25%

APPLICABLE PERCENTAGES FOR TERM B LOANS

	Consolidated Total
Pricing Level	Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans
I	< 2.75:1.00	2.75%	1.75%

II	= 2.75:1.00 but <4.00:1.00	3.00%	2.00%

III	= 4.00:1.00	3.25%	2.25%

Applicable Percentages for Revolving Loans, Swingline Loans, B/A Drawings, Letter of Credit Fees, Term A Loans and Term B Loans will be based on the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b). Any increase or decrease in such Applicable Percentage resulting from a change in the Consolidated Total Leverage Ratio shall become effective on the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(b); provided, however, that if (i) a Compliance Certificate is not delivered when due in accordance therewith or (ii) an Event of Default pursuant to Section 9.01(a), (f) or (h) has occurred and is continuing, then, (x) with respect to Revolving Loans, Swingline Loans, B/A Drawings, Letter of Credit Fees and Term A Loans, in the case of clause (i), pricing level VI shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day immediately following delivery thereof, and in the case of clause (ii) pricing level VI shall apply as of the first Business Day after the occurrence of such Event of Default until the first Business Day immediately following the cure or waiver of such Event of Default and (y) with respect to Term B Loans, in the case of clause (i), pricing level III shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day immediately following delivery thereof, and in the case of clause (ii) pricing level III shall apply as of the first Business Day after the occurrence of such Event of Default until the first Business Day immediately following the cure or waiver of such Event of Default.

Determinations by the Applicable Agent of the appropriate pricing level shall be conclusive absent manifest error.

In the event that any financial statement or Compliance Certificate delivered pursuant to Section 7.01 or 7.02 is shown to be inaccurate (regardless of whether this Credit Agreement or the Commitments are in effect or any Loans are outstanding when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage for any period (an “Applicable Period”) than the Applicable Percentage applied for such Applicable Period, and only in such case, then the Parent Borrower shall immediately (i) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (ii) determine the Applicable Percentage for such Applicable Period based upon the corrected Compliance Certificate, and (iii) immediately pay to the Applicable Agent the accrued additional interest owing as a result of such increased Applicable Percentage for such Applicable Period, which payment shall be promptly applied by the Applicable Agent in accordance with Section 2.11. The rights of the Applicable Agent and Lenders pursuant to this paragraph are in addition to rights of the Applicable Agent and Lenders with respect to Sections 2.08(b) and 9.02 and other of their respective rights under the Credit Documents.

(iii) The definition of “Change in Law” in Section 1.01 of the Credit Agreement is hereby amended by adding at the end of such definition “; provided, that (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case, be deemed to have been introduced or adopted after the date hereof, regardless of the date enacted or adopted”;

(iv) The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by inserting in clause (k) thereof the words “15% of Consolidated EBITDA (calculated before giving effect to any adjustments pursuant to this clause (k)) in any four quarter period ending thereafter; provided further that the aggregate amount to be added to Consolidated EBITDA pursuant to this clause (k) after the Amendment No. 1 Effective Date shall not exceed $100 million” in place of the words “$10.0 million in any four quarter period ending thereafter”.

(v) Section 8.10(a) of the Credit Agreement is hereby amended by replacing the table in such Section in its entirety with the following:

Fiscal Quarter Ending	Consolidated Total Leverage Ratio

June 30, 2012	4.50:1.00
September 30, 2012	4.50:1.00
December 31, 2012	4.50:1.00
March 31, 2013	4.50:1.00
June 30, 2013	4.50:1.00
September 30, 2013	4.50:1.00
December 31, 2013	4.50:1.00
March 31, 2014	4.25:1.00
June 30, 2014	4.25:1.00
September 30, 2014	4.25:1.00
December 31, 2014	4.25:1.00
March 31, 2015	4.00:1.00
June 30, 2015	4.00:1.00
September 30, 2015	4.00:1.00
December 31, 2015	4.00:1.00
March 31, 2016 and each fiscal quarter end thereafter	3.75:1.00

(vi) The definition of “Credit Documents” is amended and restated in its entirety to read as follows:

“‘Credit Documents’ means this Credit Agreement, Amendment No. 1, the Notes, the Collateral Documents, the Engagement Letter, the Administrative Agent Fee Letter, the Issuer Documents, the Joinder Agreements, any Foreign Borrower Agreements, any Foreign Borrower Terminations, any Revolving Lender Joinder Agreement, any Guarantee and any Incremental Term Loan Joinder Agreement.”

2.2 Effect of Amendment. Except as modified hereby, all of the terms and provisions of the other Loan Documents remain in full force and effect. To the extent that any conflict may exist between the provisions of this Amendment No. 1 and the provisions of the Credit Agreement, then this Amendment No. 1 shall control.

SECTION 3

CLOSING CONDITIONS

3.1 Conditions Precedent. This Amendment No. 1 shall become effective as of the Amendment Date upon:

(a) receipt by the Administrative Agent of counterparts of this Amendment No. 1, duly executed by the Parent Borrower and each other Credit Party, the Administrative Agent and the Required Lenders;

(b) all Lenders who have executed this Amendment prior to 5:00 P.M. New York City time on June 27, 2012 shall have received a fee equal to 0.25% of their outstanding Revolving Commitments and Term Loans;

(c) all reasonable out-of-pocket fees and expenses incurred by the Administrative Agent, including all reasonable invoiced fees and expenses of counsel to the Administrative Agent, to the extent invoiced at least 1 Business Day prior to the date hereof, shall have been paid or reimbursed, on or prior to the date hereof;

(d) both immediately before and after giving effect to this Amendment No. 1, the representations and warranties of the Credit Parties contained in Article VI of the Credit Agreement shall be true and correct in all material respects on and as of the Amendment No. 1 Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); and

(e) no Default or Event of Default shall exist on the date hereof both before and after giving effect to this Amendment No. 1.

SECTION 4

MISCELLANEOUS

4.1 Amended Terms. The term “Credit Agreement” as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment No. 1. Except as specifically amended hereby or otherwise agreed, each of the Credit Documents are hereby ratified and confirmed and shall remain in full force and effect according to their respective terms.

4.2 Credit Document. This Amendment No. 1 shall constitute a Credit Document under the terms of the Credit Agreement and shall be subject to the terms and conditions thereof (including, without limitation, Sections 11.14 and 11.15 of the Credit Agreement).

4.3 Entirety. This Amendment No. 1 and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.4 Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment No. 1 by facsimile or electronic mail shall be effective as an original and shall constitute a representation that an original shall be delivered.

[Signature pages follow] IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment No. 1 to be duly executed and delivered as of the date first above written.

PARENT BORROWER:
LIVE NATION ENTERTAINMENT, INC.
By: /s/Michael Rowles

Name: Michael Rowles
Title: Executive Vice President, General Counsel
and Secretary

DOMESTIC GUARANTORS:

LN ACQUISITION HOLDCO LLC

By: LIVE NATION ENTERTAINMENT, INC.,

its sole member

By:	/s/ Michael Rowles

Name:	Michael Rowles

Title: Executive Vice President, General Counsel and Secretary

CONNECTICUT PERFORMING ARTS PARTNERS

By: NOC, INC.,
a general partner
By:	/s/ Kathy Willard

Name: Title:	Kathy Willard Executive Vice President

By: CONNECTICUT AMPHITHEATER

DEVELOPMENT CORPORATION,

a general partner

By:	/s/ Kathy Willard

Name: Title:	Kathy Willard Executive Vice President

BILL GRAHAM ENTERPRISES, INC.

CELLAR DOOR VENUES, INC.
COBB’S COMEDY INC.

CONNECTICUT AMPHITHEATER DEVELOPMENT CORPORATION

CONNECTICUT PERFORMING ARTS, INC.
EVENING STAR PRODUCTIONS, INC.
EVENTINVENTORY.COM, INC.
EVENT MERCHANDISING INC.
FILLMORE THEATRICAL SERVICES
FLMG HOLDINGS CORP.
HOB MARINA CITY, INC.
HOUSE OF BLUES SAN DIEGO, LLC
IAC PARTNER MARKETING, INC.
LIVE NATION LGTOURS (USA), LLC

LIVE NATION MARKETING, INC.

LIVE NATION MTOURS (USA), INC.

LIVE NATION TOURING (USA), INC.

LIVE NATION UTOURS (USA), INC.

LIVE NATION WORLDWIDE, INC.

MICROFLEX 2001 LLC
NETTICKETS.COM, INC.
NEW YORK THEATER, LLC

NOC, INC.

OPENSEATS, INC.
PREMIUM INVENTORY, INC.

SHORELINE AMPHITHEATRE, LTD.

SHOW ME TICKETS, LLC
THE V.I.P. TOUR COMPANY
TICKETMASTER ADVANCE TICKETS, L.L.C.

TICKETMASTER CALIFORNIA GIFT CERTIFICATES L.L.C.

TICKETMASTER CHINA VENTURES, L.L.C.
TICKETMASTER EDCS LLC

TICKETMASTER FLORIDA GIFT CERTIFICATES L.L.C.

TICKETMASTER GEORGIA GIFT CERTIFICATES L.L.C.

TICKETMASTER-INDIANA, L.L.C.
TICKETMASTER L.L.C.

TICKETMASTER MULTIMEDIA HOLDINGS LLC

TICKETMASTER NEW VENTURES HOLDINGS, INC.

TICKETMASTER WEST VIRGINIA GIFT CERTIFICATES L.L.C.

TICKETSNOW.COM, INC.
TICKETWEB, LLC
TM VISTA INC.

TNA TOUR II (USA) INC.

TNOW ENTERTAINMENT GROUP, INC.

By:	/s/ Kathy Willard

Name:	Kathy Willard

Title: Executive Vice PresidentHOB BOARDWALK, INC.

HOB CHICAGO, INC.
HOB ENTERTAINMENT, LLC
HOB PUNCH LINE S.F. CORP.

HOUSE OF BLUES ANAHEIM RESTAURANT CORP.

HOUSE OF BLUES CLEVELAND, LLC
HOUSE OF BLUES CONCERTS, INC.

HOUSE OF BLUES DALLAS RESTAURANT CORP.

HOUSE OF BLUES HOUSTON RESTAURANT CORP.

HOUSE OF BLUES LAS VEGAS RESTAURANT CORP.

HOUSE OF BLUES LOS ANGELES RESTAURANT CORP.

HOUSE OF BLUES MYRTLE BEACH RESTAURANT CORP.

HOUSE OF BLUES NEW ORLEANS RESTAURANT CORP.

HOUSE OF BLUES ORLANDO RESTAURANT CORP.

HOUSE OF BLUES RESTAURANT HOLDING CORP.

HOUSE OF BLUES SAN DIEGO RESTAURANT CORP.

LIVE NATION CHICAGO, INC.
LIVE NATION CONCERTS, INC.
LIVE NATION MID-ATLANTIC, INC.

By:	/s/ Michael Rowles

Name: Title:	Michael Rowles President

LIVE NATION MERCHANDISE, INC.

LIVE NATION STUDIOS, LLC
LIVE NATION TICKETING, LLC
LIVE NATION VENTURES, INC.

By:	/s/ Michael Rowles

Name:	Michael Rowles

Title: Executive Vice PresidentLIVE NATION BOGART, LLC

LIVE NATION – HAYMON VENTURES, LLC
MICHIGAN LICENSES, LLC
MUSICTODAY, LLC
WILTERN RENAISSANCE LLC

By:	LIVE NATION WORLDWIDE, INC., its sole member
By:	/s/ Kathy Willard

Name: Kathy Willard Title: Executive Vice President

AZOFF PROMOTIONS LLC
CAREER ARTIST MANAGEMENT LLC
ENTERTAINERS ART GALLERY LLC
FEA MERCHANDISE INC.
FRONT LINE BCC LLC
FRONT LINE MANAGEMENT GROUP, INC.
ILA MANAGEMENT, INC.
MORRIS ARTISTS MANAGEMENT LLC
SPALDING ENTERTAINMENT, LLC
VECTOR MANAGEMENT LLC
VECTOR WEST, LLC
VIP NATION, INC.

By:	/s/ Michael Rowles

Name: Title:	Michael Rowles Assistant Secretary

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

By:	/s/Tina Ruyter

	Name: Title:	Tina Ruyter Executive Director